EXHIBIT 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports (and to all reference to our firm) included in or made a part of the Registration Statement on Form S-1 registering 2,000,000 shares of Class A Common Stock (2,300,000 if the over-allotment option is exercised in full) and any other registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended.


/s/  Arthur Andersen LLP

New York, New York
May 13, 1998